Exhibit 10.9

CONSULTING AGREEMENT

This Consulting Agreement (“Agreement”) is made this third day of June 2016 (the “Effective Date”), by and between UPAY, Inc., a Nevada corporation (the “Company”) and Ferdinand Labuschagne (“Consultant”), an individual resident of South Africa.

WHEREAS, Consultant provides business advisory services to various companies and offered its services to the Company.

WHEREAS, the Company retained the Consultant to perform business advisory services for the Company for the stock compensation specified below to be paid to the Consultant.

WHEREAS, the Company desires that Consultant provide services and assistance to the Company under the terms and conditions of this Agreement.

NOW, THEREFORE, the Company and Consultant hereby agree as follows:

1.  Whereas Clauses

The above whereas clauses are incorporated herein as terms of the Agreement.

2.  Consulting Services

Subject to the terms and conditions of this Agreement, the Company hereby retains the Consultant to provide business advisory services, including development of the Company’s business plan, and Consultant agrees, subject to the terms and conditions of this Agreement, as may be amended in writing from time to time, to render such services during the term of this Agreement.

3.  Term.

(a)  This Agreement shall remain in effect for a term of 2 years from the Effective Date, unless sooner terminated as hereinafter provided, or unless extended by written agreement of the parties.

(b)  This Agreement may be terminated by either party, with or without cause, upon thirty (30) days prior written notice to the other began prior to the date of notice of termination hereunder.

3.  Share and Warrant Compensation

Pursuant to this Consulting Agreement the Company: (a) shall pay the Consultant 300,000 restricted common stock shares (the “Shares”) of the Company (the “Stock Compensation”) to be recorded in book entry at the Company’s transfer agent, which shares will be recorded in book entry within 20 calendar days after the date of this Agreement; (b) shall grant 2,000,000 warrants (the “Warrants) exercisable at $3.50 with an exercise period of 2 years following the Effectiveness Notice, which Warrants will not be issued until the Company receives an Effectiveness Notice from the SEC regarding the Company’s S-I Registration Statement (the “Exercise Period”); (c) issue the Warrants in written form and provide the written form grant of the Warrants to the Consultant. Additionally, (a) the Shares and the shares underlying the Warrants shall be locked up for a period of two years from their issuance, respectively, and the Consultant will be subject to the Dribble Out Agreement attached hereto as Exhibit A; and (b) the warrant and the Shares compensation term shall survive even in the event of cancellation of the Agreement. Subject to the terms contained herein, the Company herby grants the Consultant the right to a Cashless Exercise of the Consultant’s outstanding Warrants. For purpose hereof “Cashless Exercise” shall mean the right of the Consultant to exchange the outstanding Warrants for the specified number of shares of fully paid non-assessable shares of the Company’s Common Stock, without the necessity to pay the exercise price in cash.

4.  Independent contractor status.

The parties agree that this Agreement creates an independent contractor relationship, not an employer-employee, partnership or joint venture relationship. Consultant acknowledges and agrees that in connection with this Agreement, the consideration set forth in Section 3 shall be the sole consideration due Consultant for the services rendered hereunder, and the Company will not provide Consultant with any pension, retirement or employee benefits available to Company’s regular employees, including without limitation any employee stock purchase plan, social security, unemployment, medical, or pension payments. Consultant acknowledges that all sums subject to deductions, if any, required to be withheld and/or paid under any applicable state, federal or municipal laws, including but not limited to income tax withholding, shall be Consultants sole responsibility and Consultant shall indemnify and hold Company harmless from any and all damages, claims and expenses arising out of or resulting from any claims asserted by any taxing authority as a result of or in connection with said payments. Consultant will not represent himself to be and not hold himself out as an employee of the Company. In addition, the parties acknowledge that neither party has, or shall be deemed to have, the authority to bind the other party. Notwithstanding the foregoing, nothing contained in this Section shall limit or prohibit Consultants right or ability to participate in any equity award under any other Agreement, including but not limited to the Employment Agreement.

5.  No Other Conflicting Agreement.

The Consultant and Company mutually represent that to the best of their knowledge neither currently has any agreement with, or any other obligation to, any third party that conflicts with the terms of this Agreement. The parties agree that they shall not intentionally and knowingly enter into any such agreement.

6.  Governing Law; Jurisdiction; Venue.

The Parties agree that any claim, controversy or dispute arising out of or relating in any way to this Agreement shall be governed by and interpreted in accordance with, the laws of the State of Texas without regard to conflicts of law principles.

7.  Notices

Any notice or other communication by one party to the other hereunder shall be in writing and shall be given, and be deemed to have been given, if either hand delivered or mailed, postage prepaid, certified mail (return receipt requested), addressed as follows:

If to Consultant:

239 Boschenmeer Golf Estate,

Paarl,

South Africa.

If to the Company:

3010 LBJ Freeway -Suite 1200

Dallas,

Texas

75234

USA

IN WITNESS WHEREOF, the parties have executed this Agreement on the Effective Date indicated above

/s/ Ferdinand Labuschagne
The Consultant, Ferdinand Labuschagne

UPAY, INC.

By:	/s/ Jaco Fölscher
Jaco Fölscher, President

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